FOR IMMEDIATE RELEASE
May 7, 2025
NYSE Symbol: CPK

CHESAPEAKE UTILITIES CORPORATION REPORTS FIRST QUARTER
2025 RESULTS

•Net income and earnings per share ("EPS")* were $50.9 million and $2.21, respectively, for the first quarter of 2025 compared to $46.2 million and $2.07, respectively, for the first quarter of 2024
•Adjusted net income and Adjusted EPS**, which exclude transaction and transition-related expenses attributable to the acquisition and integration of Florida City Gas ("FCG"), were $51.1 million and $2.22, respectively, for the first quarter of 2025 compared to $46.8 million and $2.10, respectively for the first quarter of 2024
•Adjusted gross margin** growth of $17.9 million during the first quarter of 2025 driven by customer consumption, regulatory initiatives and infrastructure programs, increased demand for virtual pipeline services, natural gas organic growth and transmission expansion projects
•Significant regulatory activity to date that will help drive the Company's results for the remainder of the year
•The Company continues to affirm 2025 and 2028 EPS and capital expenditure guidance

Dover, Delaware — Chesapeake Utilities Corporation (NYSE: CPK) (“Chesapeake Utilities” or the “Company”) today announced financial results for the three months ended March 31, 2025.

Net income for the first quarter of 2025 was $50.9 million ($2.21 per share) compared to $46.2 million ($2.07 per share) in the first quarter of 2024. Excluding transaction and transition-related expenses associated with the acquisition and integration of FCG, adjusted net income was $51.1 million, or $2.22 per share compared to $2.10 per share reported in the same prior-year period.

Adjusted earnings for the first quarter of 2025 were largely driven by increased customer consumption resulting from year-over-year colder temperatures experienced primarily in our Mid-Atlantic and Ohio service territories, contributions from regulatory initiatives and infrastructure programs, increased demand for virtual pipeline services, organic growth in the natural gas distribution businesses and pipeline expansion projects to support growth.

“Our results for the quarter are in line with our expectations and demonstrate approximately 11 percent growth in adjusted gross margin and approximately 6 percent growth in adjusted EPS relative to the first quarter of 2024. For the full year, we expect that the timing of our capital projects and regulatory initiatives, including the Florida City Gas depreciation study, will drive incremental earnings to be more heavily weighted toward the fourth quarter of 2025,” said Jeff Householder, the Company’s Chair of the Board, President and Chief Executive Officer. “We have already made significant progress driving value through our three growth pillars: prudently deploying capital, proactively managing our regulatory agenda and continuously driving business transformation. In the first quarter, we invested nearly $113 million in new transmission and reliability infrastructure projects, significantly advanced our three rate cases and finalized preparations for the implementation of 1CX at Florida City Gas, another phase within our
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consolidated technology roadmap. Our performance thus far positions us to meet our targets and reach new heights in 2025.”

Earnings and Capital Investment Guidance

The Company continues to re-affirm its 2025 EPS guidance range of $6.15 to $6.35 per share, as well as the 2028 EPS guidance range of $7.75 to $8.00 per share. The 2028 guidance implies an annual EPS growth rate of approximately 8 percent from the 2025 EPS guidance, or since 2018, an 8.5 percent growth rate.

These earnings projections are based upon the Company’s previously announced capital expenditure guidance for the five-year period ended 2028 of $1.5 billion to $1.8 billion. The Company continues to re-affirm this five-year capital guidance and projects capital expenditures of $325 million to $375 million for 2025.

*Unless otherwise noted, EPS and Adjusted EPS information are presented on a diluted basis.

Non-GAAP Financial Measures

**This press release including the tables herein, include references to both Generally Accepted Accounting Principles ("GAAP") and non-GAAP financial measures, including Adjusted Gross Margin, Adjusted Net Income and Adjusted EPS. A "non-GAAP financial measure" is generally defined as a numerical measure of a company's historical or future performance that includes or excludes amounts, or that is subject to adjustments, so as to be different from the most directly comparable measure calculated or presented in accordance with GAAP. Our management believes certain non-GAAP financial measures, when considered together with GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period.

The Company calculates Adjusted Gross Margin by deducting the purchased cost of natural gas, propane and electricity and the cost of labor spent on direct revenue-producing activities from operating revenues. The costs included in Adjusted Gross Margin exclude depreciation and amortization and certain costs presented in operations and maintenance expenses in accordance with regulatory requirements. The Company calculates Adjusted Net Income and Adjusted EPS by deducting costs and expenses associated with significant acquisitions that may affect the comparison of period-over-period results. These non-GAAP financial measures are not in accordance with, or an alternative to, GAAP and should be considered in addition to, and not as a substitute for, the comparable GAAP measures. The Company believes that these non-GAAP measures are useful and meaningful to investors as a basis for making investment decisions, and provide investors with information that demonstrates the profitability achieved by the Company under allowed rates for regulated energy operations and under the Company's competitive pricing structures for unregulated energy operations. The Company's management uses these non-GAAP financial measures in assessing a business unit and Company performance. Other companies may calculate these non-GAAP financial measures in a different manner.

The following tables reconcile Gross Margin, Net Income, and EPS, all as defined under GAAP, to our non-GAAP measures of Adjusted Gross Margin, Adjusted Net Income and Adjusted EPS for each of the periods presented.

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Adjusted Gross Margin

	For the Three Months Ended March 31, 2025
(in millions)	Regulated Energy	Unregulated Energy	Other Businesses and Eliminations	Total
Operating Revenues	$199.6	$106.7	$(7.6)	$298.7
Cost of Sales:
Natural gas, propane and electric costs	(71.5)	(52.2)	7.4	(116.3)
Depreciation & amortization	(17.6)	(4.9)	—	(22.5)
Operations & maintenance expenses (1)	(13.3)	(9.7)	0.3	(22.7)
Gross Margin (GAAP)	97.2	39.9	0.1	137.2
Operations & maintenance expenses (1)	13.3	9.7	(0.3)	22.7
Depreciation & amortization	17.6	4.9	—	22.5
Adjusted Gross Margin (Non-GAAP)	$128.1	$54.5	$(0.2)	$182.4

	For the Three Months Ended March 31, 2024
(in millions)	Regulated Energy	Unregulated Energy	Other Businesses and Eliminations	Total
Operating Revenues	$168.4	$83.1	$(5.8)	$245.7
Cost of Sales:
Natural gas, propane and electric costs	(49.9)	(37.1)	5.8	(81.2)
Depreciation & amortization	(12.5)	(4.5)	—	(17.0)
Operations & maintenance expenses (1)	(12.7)	(8.4)	—	(21.1)
Gross Margin (GAAP)	93.3	33.1	—	126.4
Operations & maintenance expenses (1)	12.7	8.4	—	21.1
Depreciation & amortization	12.5	4.5	—	17.0
Adjusted Gross Margin (Non-GAAP)	$118.5	$46.0	$—	$164.5
(1) Operations & maintenance expenses within the condensed consolidated statements of income are presented in accordance with regulatory requirements and to provide comparability within the industry. Operations & maintenance expenses which are deemed to be directly attributable to revenue producing activities have been separately presented above in order to calculate Gross Margin as defined under GAAP.
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Adjusted Net Income and Adjusted EPS

	Three Months Ended
	March 31,
(dollars in millions, shares in thousands (except per share data))	2025	2024
Net Income (GAAP)	$50.9	$46.2
FCG transaction and transition-related expenses, net (1)	0.2	0.6
Adjusted Net Income (Non-GAAP)	$51.1	$46.8

Weighted average common shares outstanding - diluted	23,041	22,306

Earnings Per Share - Diluted (GAAP)	$2.21	$2.07
FCG transaction and transition-related expenses, net (1)	0.01	0.03
Adjusted Earnings Per Share - Diluted (Non-GAAP)	$2.22	$2.10
(1) Transaction and transition-related expenses represent non-recurring costs incurred attributable to the acquisition and integration of FCG including, but not limited to, transition services, consulting, system integration, rebranding, and legal fees.

Operating Results for the Quarters Ended March 31, 2025 and 2024

Consolidated Results

	Three Months Ended
	March 31,
(in millions)	2025	2024	Change	Percent Change
Adjusted gross margin**	$182.4	$164.5	$17.9	10.9%
Depreciation, amortization and property taxes	31.3	26.1	5.2	19.9%
Other operating expenses	64.0	57.9	6.1	10.5%
FCG transaction and transition-related expenses	0.3	0.9	(0.6)	(66.7)%
Operating income	$86.8	$79.6	$7.2	9.0%

Operating income for the first quarter of 2025 was $86.8 million, an increase of $7.2 million or 9.0 percent compared to the same period in 2024. Excluding transaction and transition-related expenses associated with the acquisition and integration of FCG, operating income increased $6.6 million or 8.2 percent compared to the prior-year period. The increase in adjusted gross margin in the first quarter of 2025 was driven by increased customer consumption resulting from year-over-year colder temperatures in our Mid-Atlantic and Ohio service territories, incremental margin from regulatory initiatives and infrastructure programs, increased demand for virtual pipeline services, natural gas organic growth and pipeline expansion projects. Higher operating expenses were driven largely by the absence of a reserve surplus amortization mechanism ("RSAM") adjustment from FCG, higher depreciation attributable to growth projects, and increased payroll, benefits and other employee-related expenses. Additional expenses associated with facilities, maintenance and outside services, and higher insurance costs also contributed to the increase compared to the prior-year period.

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Regulated Energy Segment

	Three Months Ended
	March 31,
(in millions)	2025	2024	Change	Percent Change
Adjusted gross margin**	$128.1	$118.5	$9.6	8.1%
Depreciation, amortization and property taxes	25.9	21.0	4.9	23.3%
Other operating expenses	41.4	38.5	2.9	7.5%
FCG transaction and transition-related expenses	0.3	0.9	(0.6)	(66.7)%
Operating income	$60.5	$58.1	$2.4	4.1%

The key components of the increase in adjusted gross margin** are shown below:

(in millions)
Margin from regulated infrastructure programs	$3.4
Natural gas growth including conversions (excluding service expansions)	2.2
Natural gas transmission service expansions, including interim services	2.2
Interim rates from recent rate case activities	1.5
Changes in customer consumption	0.7
Other variances	(0.4)
Quarter-over-quarter increase in adjusted gross margin**	$9.6

The major components of the increase in other operating expenses are as follows:

(in millions)
Payroll, benefits and other employee-related expenses	$2.5
Insurance related costs	0.6
Credit, collections, and customer service related expenses	0.5
Facilities expenses, maintenance costs and outside services	(0.7)
Quarter-over-quarter increase in other operating expenses	$2.9

Unregulated Energy Segment

	Three Months Ended March 31,
(in millions)	2025	2024	Change	Percent Change
Adjusted gross margin**	$54.5	$46.0	$8.5	18.5%
Depreciation, amortization and property taxes	5.5	5.2	0.3	5.8%
Other operating expenses	22.7	19.4	3.3	17.0%
Operating income	$26.3	$21.4	$4.9	22.9%

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The major components of the increase in adjusted gross margin** are shown below:

(in millions)
Propane Operations
Increased propane customer consumption	$4.2
Increased propane margins and service fees	0.4
CNG/RNG/LNG Transportation and Infrastructure
Increased level of virtual pipeline services	3.6
Aspire Energy
Increased customer consumption	0.6
Other variances	(0.3)
Quarter-over-quarter increase in adjusted gross margin**	$8.5
The major components of the increase in other operating expenses are as follows:

(in millions)
Payroll, benefits and other employee-related expenses	$2.0
Facilities expenses, maintenance costs and outside services	1.2
Other variances	0.1
Quarter-over-quarter increase in other operating expenses	$3.3

Forward-Looking Statements

Matters included in this release may include forward-looking statements that involve risks and uncertainties. Actual results may differ materially from those in the forward-looking statements. Please refer to the Safe Harbor for Forward-Looking Statements in the Company’s 2024 Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the first quarter of 2025 for further information on the risks and uncertainties related to the Company’s forward-looking statements.
Conference Call
Chesapeake Utilities (NYSE: CPK) will host a conference call on Thursday, May 8, 2025, at 8:00 a.m. Eastern Time to discuss the Company’s financial results for the three months ended March 31, 2025. To listen to the Company’s conference call via live webcast, please visit the Events & Presentations section of the Investors page on www.chpk.com. For investors and analysts that wish to participate by phone for the question and answer portion of the call, please use the following dial-in information:

Toll-free: 800.579.2543
International: 785.424.1789
Conference ID: CPKQ125

A replay of the presentation will be made available on the previously noted website following the conclusion of the call.

About Chesapeake Utilities Corporation
Chesapeake Utilities Corporation is a diversified energy delivery company, listed on the New York Stock Exchange. Chesapeake Utilities Corporation offers sustainable energy solutions through its natural gas
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transmission and distribution, electricity generation and distribution, propane gas distribution, mobile compressed natural gas utility services and solutions, and other businesses.

For more information, contact:

Beth W. Cooper
Executive Vice President, Chief Financial Officer, Treasurer and Assistant Corporate Secretary
302.734.6022

Michael D. Galtman
Senior Vice President and Chief Accounting Officer
302.217.7036

Lucia M. Dempsey
Head of Investor Relations
347.804.9067

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Financial Summary Highlights

Key variances between the first quarter of 2024 and 2025 included:

(in millions, except per share data)	Pre-tax Income	Net Income	Earnings Per Share
First Quarter of 2024 Adjusted Results (1)	$63.7	$46.8	$2.10

Increased Adjusted Gross Margins:
Changes in customer consumption	5.5	4.1	0.18
Increased demand for virtual pipeline services	3.6	2.6	0.11
Contributions from regulated infrastructure programs (2)	3.4	2.5	0.11
Natural gas growth (excluding service expansions)	2.2	1.6	0.07
Natural gas transmission service expansions, including interim services (2)	2.2	1.6	0.07
Interim rates from recent rate case activities (2)	1.5	1.1	0.05
Increased propane margins and fees	0.4	0.3	0.01
	18.8	13.8	0.60

Increased Operating Expenses (Excluding Natural Gas, Propane, and Electric Costs):
Depreciation, amortization and property tax costs	(5.2)	(3.8)	(0.17)
Payroll, benefits and other employee-related expenses	(4.5)	(3.3)	(0.14)
Credit, collections and customer service expenses	(0.7)	(0.5)	(0.02)
Facilities expenses, maintenance costs and outside services	(0.5)	(0.4)	(0.02)
Insurance related costs	(0.4)	(0.3)	(0.01)
	(11.3)	(8.3)	(0.36)

Interest charges	(1.1)	(0.8)	(0.04)
Increase in shares outstanding due to 2024 and 2025 equity offerings (3)	—	—	(0.07)
Net other changes	(0.5)	(0.4)	(0.01)
	(1.6)	(1.2)	(0.12)
First Quarter of 2025 Adjusted Results (1)	$69.6	$51.1	$2.22
(1) Transaction and transition-related expenses attributable to the acquisition and integration of FCG have been excluded from the Company’s non-GAAP measures of adjusted net income and adjusted EPS. See reconciliations above for a detailed comparison to the related GAAP measures.
(2) Refer to Major Projects and Initiatives Table for additional information.
(3) Reflects the impact of common shares issued under the DRIP and ATM program.

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Recently Completed and Ongoing Major Projects and Initiatives

The Company continuously pursues and develops additional projects and regulatory initiatives to serve existing and new customers, further grow its businesses and earnings, and increase shareholder value. The following table includes all major projects and initiatives that are currently underway or recently completed. The Company's practice is to add incremental margin associated with new projects and regulatory initiatives to this table once negotiations or details are substantially final and/or the associated earnings can be estimated. Major projects and initiatives that have generated consistent year-over-year adjusted gross margin contributions are removed from the table at the beginning of the next calendar year.

The related descriptions of projects and initiatives that accompany the table include only new items and/or items where there have been significant developments, as compared to the Company's prior quarterly filings. A comprehensive discussion of all projects and initiatives reflected in the table below can be found in the Company's first quarter 2025 Quarterly Report on Form 10-Q.

	Adjusted Gross Margin
	Three Months Ended		Year Ended	Estimate for
	March 31,		December 31,	Fiscal
(in millions)	2025	2024	2024	2025	2026
Pipeline Expansions:
St. Cloud / Twin Lakes Expansion	$0.1	$0.1	$0.6	$2.8	$3.8
Wildlight	0.5	0.2	1.5	3.0	4.3
Newberry	0.6	—	1.4	2.6	2.6
Worcester Resiliency Upgrade	—	—	—	—	9.1
Boynton Beach	0.5	—	—	3.0	3.4
New Smyrna Beach	—	—	—	1.7	2.6
Central Florida Reinforcement	0.3	—	0.1	2.0	4.3
Warwick	0.5	—	0.4	1.9	1.9
Renewable Natural Gas Supply Projects	—	—	—	4.5	6.7
Miami Inner Loop	—	—	—	0.6	3.6
Total Pipeline Expansions	2.5	0.3	4.0	22.1	42.3

CNG/RNG/LNG Transportation and Infrastructure	7.0	3.4	16.4	20.0	20.7

Regulatory Initiatives:
Florida GUARD program	1.5	0.6	3.6	6.9	9.9
FCG SAFE Program	1.7	0.4	3.8	8.5	12.0
Capital Cost Surcharge Programs	1.5	0.8	3.2	5.7	7.1
Electric Storm Protection Plan	1.1	0.6	3.2	5.9	8.8
Maryland Rate Case	—	—	—	2.0	3.5
Delaware Rate Case (1)	0.8	—	0.6	4.7	6.1
Electric Rate Case (1)	0.7	—	0.3	7.1	8.6
Total Regulatory Initiatives	7.3	2.4	14.7	40.8	56.0

Total	$16.8	$6.1	$35.1	$82.9	$119.0

(1) Includes adjusted gross margin attributable to interim rates during 2024 and 2025. See additional information provided below.

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Detailed Discussion of Major Projects and Initiatives

Pipeline Expansions

Worcester Resiliency Upgrade
In August 2023, Eastern Shore filed an application with the Federal Energy Regulatory Commission ("FERC") requesting authorization to construct the Worcester Resiliency Upgrade, which consists of a mixture of storage and transmission facilities in Sussex County, DE and Wicomico, Worcester, and Somerset Counties in Maryland. The project will provide long-term incremental supply necessary to support the growing demand of the participating shippers. In January 2025, the FERC approved the project, and construction is expected to be complete in the second quarter of 2026.

East Coast Reinforcement Projects (Boynton Beach and New Smyrna Beach)
In December 2023, Peninsula Pipeline filed a petition with the Florida Public Service Commission ("PSC") for approval of its Transportation Service Agreements with FPU for projects that will support additional supply to communities on the East Coast of Florida. The projects are driven by the need for increased supply to coastal portions of the state that are experiencing significant population growth. Peninsula Pipeline will construct several pipeline extensions which will support FPU’s distribution system in the areas of Boynton Beach and New Smyrna Beach with an additional 15,000 Dts/day and 3,400 Dts/day, respectively. The Florida PSC approved the projects in March 2024. Construction is projected to be complete in the second and fourth quarters of 2025 for New Smyrna Beach and Boynton Beach, respectively.

Central Florida Reinforcement Projects (Plant City and Lake Mattie)
In February 2024, Peninsula Pipeline filed a petition with the Florida PSC for approval of its Transportation Service Agreements with FPU for projects that will support additional supply to communities located in Central Florida. The projects are driven by the need for increased supply to communities in central Florida that are experiencing significant population growth. Peninsula Pipeline will construct several pipeline extensions which will support FPU’s distribution system around the Plant City and Lake Mattie areas of Florida with an additional 5,000 Dts/day and 8,700 Dts/day, respectively. The Florida PSC approved the projects in May 2024. The Plant City project was completed in the fourth quarter of 2024, and the Lake Mattie project is projected to be completed during the fourth quarter of 2025.

Renewable Natural Gas Supply Projects
In February 2024, Peninsula Pipeline filed a petition with the Florida PSC for approval of Transportation Service Agreements with FCG for projects that will support the transportation of additional renewable energy supply to FCG. The projects, located in Florida’s Brevard, Indian River and Miami-Dade counties, will bring renewable natural gas produced from local landfills into FCG’s natural gas distribution system. Peninsula Pipeline will construct several pipeline extensions which will support FCG's distribution system in Brevard County, Indian River County, and Miami-Dade County. Benefits of these projects include increased gas supply to serve expected FCG growth, strengthened system reliability and additional system flexibility. The Florida PSC approved the petition at its July 2024 meeting with the projects estimated to be completed throughout 2025.

Miami Inner Loop Pipeline Projects
In September 2024, Peninsula Pipeline filed a petition with the Florida PSC for approval of the Transportation Service Agreement with FCG for a series of projects that will enhance the infrastructure in Miami-Dade county. The proposed expansion consists of the development of several pipeline projects to support growth and support FCG's distribution system in the area and also enhance FCG's ability to obtain gas from various access points in the Miami-Dade county area. The expansion was approved in February 2025 and construction is expected to be complete in the second half of 2025.

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Regulatory Initiatives

Maryland Natural Gas Rate Case
In January 2024, the Company's natural gas distribution businesses in Maryland, CUC-Maryland Division, Sandpiper Energy, Inc., and Elkton Gas Company (collectively, the “Maryland natural gas distribution businesses”), filed a joint application for a natural gas rate case with the Maryland PSC. In connection with the application, the Company sought approval of the following: (i) permanent rate relief of approximately $6.9 million with a return on equity of 11.5 percent; (ii) authorization to make certain changes to tariffs to include a unified rate structure and to consolidate the Maryland natural gas distribution businesses; and (iii) authorization to establish a rider for recovery of the costs associated with the Company's new technology systems. In August 2024, the Maryland natural gas distribution businesses, the Maryland Office of People's Counsel (the "Maryland OPC") and PSC staff reached a settlement which provided for, among other things, an increase in annual base rates of $2.6 million. In September 2024, the Maryland Public Utility Judge issued an order approving the related settlement agreement in part. The $2.6 million increase in annual base rates was approved and the Company filed a Phase II filing in November 2024 to determine rate design across the Maryland natural gas distribution businesses, consolidation of the applicable tariffs and recovery of technology costs. The hearing was held in March 2025, during which Phase II was approved, including an additional $0.9 million in revenue requirement, for a total cumulative increase of $3.5 million. A final order was issued in April 2025 and included approval of the consolidation of the operations of CUC-Maryland Division, Sandpiper Energy, and Elkton Gas into one entity which was renamed and will operate as Chesapeake Utilities of Maryland, Inc.

Maryland Natural Gas Depreciation Study
In January 2024, the Company's Maryland natural gas distribution businesses filed a joint petition for approval of its proposed unified depreciation rates with the Maryland PSC. A settlement among the Company, PSC staff and the Maryland OPC was reached and the final order approving the related settlement agreement went into effect in July 2024, with new depreciation rates effective as of January 1, 2023. The approved depreciation rates resulted in an annual reduction in depreciation expense of approximately $1.2 million.

Delaware Natural Gas Rate Case
In August 2024, the Company's Delaware natural gas division filed an application for a natural gas rate case with the Delaware PSC seeking approval of the following: (i) permanent rate relief of approximately $12.1 million with a return on equity of 11.5 percent; (ii) proposed changes to depreciation rates which were part of a depreciation study also submitted with the filing; and (iii) authorization to make certain changes to tariffs. Annualized interim rates were approved by the Delaware PSC in the amount of $2.5 million and became effective October 2024. A settlement among the Company, PSC staff and the Delaware Division of the Public Advocate was reached providing an annual revenue increase of $6.1 million, dividing the rate case into two phases and suspending the procedural schedule. The related, fully executed settlement agreement has been filed in the docket and awaits Delaware PSC approval, with a hearing scheduled in May 2025. Interim rates, set to recover the $6.1 million increase, went into effect in March 2025. A procedural schedule is pending in Phase II which will address tariff-related changes including rate design.

FPU Electric Rate Case
In August 2024, the Company's Florida Electric division filed a petition with the Florida PSC seeking a general base rate increase of $12.6 million with a ROE of 11.3 percent based on a 2025 projected test year. Annualized interim rates of approximately $1.8 million were approved with an effective date of November 1, 2024. In March 2025, the Florida PSC approved the permanent rate increase, but the order was subsequently protested. In May 2025, the Company reached a settlement agreement with the interested parties to resolve all outstanding issues in its current base rate case, which was filed as a joint motion for approval with the Florida PSC. This settlement allows for a total revenue increase of approximately $8.6 million on an annual basis. The Company anticipates this agreement to be on the Florida PSC hearing agenda for review and approval in June 2025.

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Other Major Factors Influencing Adjusted Gross Margin

Weather and Consumption
For the three months ended March 31, 2025, higher consumption which includes the effects of colder weather conditions, largely in our Ohio and Delmarva service areas, compared to the prior-year period resulted in a $5.5 million increase in adjusted gross margin.

The following table summarizes HDD and CDD variances from the 10-year average HDD/CDD ("Normal") for the three months ended March 31, 2025 and 2024.

	Three Months Ended
	March 31,
	2025	2024	Variance
Delmarva Peninsula
Actual HDD	2,210	1,962	248
10-Year Average HDD ("Normal")	2,146	2,221	(75)
Variance from Normal	64	(259)
Florida Natural Gas
Actual HDD	580	470	110
10-Year Average HDD ("Normal")	483	470	13
Variance from Normal	97	—
Florida City Gas
Actual HDD	300	214	86
10-Year Average HDD ("Normal")	221	227	(6)
Variance from Normal	79	(13)
Ohio
Actual HDD	3,087	2,659	428
10-Year Average HDD ("Normal")	2,801	2,965	(164)
Variance from Normal	286	(306)
Florida Electric
Actual CDD	189	181	8
10-Year Average CDD ("Normal")	217	217	—
Variance from Normal	(28)	(36)

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Natural Gas Distribution Growth
The average number of residential customers served on the Delmarva Peninsula and within the Company's Florida natural gas distribution service territories, increased by approximately 4.0 percent and 3.0 percent, respectively, for the three months ended March 31, 2025.

The details of the adjusted gross margin increase are provided in the following table:

	Three Months Ended
	March 31, 2025
(in millions)	Delmarva Peninsula	Florida
Customer Growth:
Residential	$0.6	$1.1
Commercial and industrial	0.1	0.4
Total Customer Growth	$0.7	$1.5

Capital Investment Growth and Capital Structure Updates

The Company's capital expenditures were $112.9 million for the three months ended March 31, 2025. The following table shows a range of the forecasted 2025 capital expenditures by segment and by business line:

	2025
(in millions)	Low	High
Regulated Energy:
Natural gas distribution	$135.0	$155.0
Natural gas transmission	135.0	145.0
Electric distribution	35.0	45.0
Total Regulated Energy	305.0	345.0
Unregulated Energy:
Propane distribution	12.0	15.0
Energy transmission	5.0	10.0
Other unregulated energy	2.0	3.0
Total Unregulated Energy	19.0	28.0
Other:
Corporate and other businesses	1.0	2.0
Total 2025 Forecasted Capital Expenditures	$325.0	$375.0

The capital expenditure projection is subject to continuous review and modification. Actual capital requirements may vary from the above estimates due to a number of factors, including changing economic conditions, supply chain disruptions, capital delays that are greater than currently anticipated, customer growth in existing areas, regulation, new growth or acquisition opportunities and availability of capital.

The Company's target ratio of equity to total capitalization, including short-term borrowings, is between 50 and 60 percent. The Company's equity to total capitalization ratio, including short-term borrowings, was approximately 49 percent as of March 31, 2025.
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Chesapeake Utilities Corporation and Subsidiaries
Condensed Consolidated Statements of Income (Unaudited)

	Three Months Ended
	March 31,
	2025	2024
(in millions, except shares and per share data)
Operating Revenues
Regulated Energy	$199.6	$168.4
Unregulated Energy	106.7	83.1
Other Businesses and Eliminations	(7.6)	(5.8)
Total Operating Revenues	298.7	245.7
Operating Expenses
Regulated natural gas and electricity costs	71.5	49.9
Unregulated propane and natural gas costs	44.8	31.3
Operations	58.0	51.6
Maintenance	5.4	5.9
Depreciation and amortization	22.5	17.0
Other taxes	9.4	9.5
FCG transaction and transition-related expenses	0.3	0.9
Total operating expenses	211.9	166.1
Operating Income	86.8	79.6
Other income, net	0.6	0.2
Interest charges	18.1	17.0
Income Before Income Taxes	69.3	62.8
Income taxes	18.4	16.6
Net Income	$50.9	$46.2

Weighted Average Common Shares Outstanding:
Basic	22,957	22,250
Diluted	23,041	22,306

Earnings Per Share of Common Stock:
Basic	$2.22	$2.07
Diluted	$2.21	$2.07

Adjusted Net Income and Adjusted Earnings Per Share
Net Income (GAAP)	$50.9	$46.2
FCG transaction and transition-related expenses, net (1)	0.2	0.6
Adjusted Net Income (Non-GAAP)**	$51.1	$46.8

Earnings Per Share - Diluted (GAAP)	$2.21	$2.07
FCG transaction and transition-related expenses, net (1)	0.01	0.03
Adjusted Earnings Per Share - Diluted (Non-GAAP)**	$2.22	$2.10
(1) Transaction and transition-related expenses represent costs incurred attributable to the acquisition and integration of FCG including, but not limited to, transition services, consulting, system integration, rebranding and legal fees.
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15-15-15-15

Chesapeake Utilities Corporation and Subsidiaries
Consolidated Balance Sheets (Unaudited)

Assets	March 31, 2025	December 31, 2024
(in millions, except shares and per share data)
Property, Plant and Equipment
Regulated Energy	$2,737.1	$2,661.8
Unregulated Energy	472.1	463.7
Other Businesses and Eliminations	38.2	29.9
Total property, plant and equipment	3,247.4	3,155.4
Less: Accumulated depreciation and amortization	(585.8)	(567.6)
Plus: Construction work in progress	166.6	148.1
Net property, plant and equipment	2,828.2	2,735.9
Current Assets
Cash and cash equivalents	0.7	7.9
Trade and other receivables	101.2	80.0
Less: Allowance for credit losses	(4.2)	(3.3)
Trade and other receivables, net	97.0	76.7
Accrued revenue	31.4	37.8
Propane inventory, at average cost	9.1	8.9
Other inventory, at average cost	19.0	18.0
Regulatory assets	17.3	23.9
Storage gas prepayments	0.9	3.8
Income taxes receivable	4.9	6.8
Prepaid expenses	15.5	17.3
Derivative assets, at fair value	0.6	0.6
Other current assets	3.2	2.6
Total current assets	199.6	204.3
Deferred Charges and Other Assets
Goodwill	507.7	507.7
Other intangible assets, net	14.6	15.0
Investments, at fair value	14.4	14.4
Derivative assets, at fair value	0.1	0.1
Operating lease right-of-use assets	9.7	10.5
Regulatory assets	77.3	77.4
Receivables and other deferred charges	13.0	11.7
Total deferred charges and other assets	636.8	636.8
Total Assets	$3,664.6	$3,577.0

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16-16-16-16
Chesapeake Utilities Corporation and Subsidiaries
Consolidated Balance Sheets (Unaudited)

Capitalization and Liabilities	March 31, 2025	December 31, 2024
(in millions, except shares and per share data)
Capitalization
Stockholders’ equity
Preferred stock, par value $0.01 per share (authorized 2,000,000 shares), no shares issued and outstanding	$—	$—
Common stock, par value $0.4867 per share (authorized 50,000,000 shares)	11.2	11.1
Additional paid-in capital	852.0	830.5
Retained earnings	586.4	550.3
Accumulated other comprehensive loss	(2.3)	(1.7)
Deferred compensation obligation	12.2	9.8
Treasury stock	(12.2)	(9.8)
Total stockholders’ equity	1,447.3	1,390.2
Long-term debt, net of current maturities	1,260.0	1,261.7
Total capitalization	2,707.3	2,651.9
Current Liabilities
Current portion of long-term debt	25.5	25.5
Short-term borrowing	215.4	196.5
Accounts payable	76.6	78.3
Customer deposits and refunds	42.0	45.7
Accrued interest	16.2	4.8
Dividends payable	14.7	14.7
Accrued compensation	9.5	23.9
Regulatory liabilities	16.4	16.1
Derivative liabilities, at fair value	0.1	—
Other accrued liabilities	17.3	13.9
Total current liabilities	433.7	419.4
Deferred Credits and Other Liabilities
Deferred income taxes	312.3	296.1
Regulatory liabilities	185.3	184.0
Environmental liabilities	2.3	2.2
Other pension and benefit costs	13.0	13.2
Derivative liabilities, at fair value	0.9	0.1
Operating lease - liabilities	8.4	8.7
Deferred investment tax credits and other liabilities	1.4	1.4
Total deferred credits and other liabilities	523.6	505.7
Environmental and other commitments and contingencies (1)
Total Capitalization and Liabilities	$3,664.6	$3,577.0
(1) Refer to Note 6 and 7 in the Company's Quarterly Report on Form 10-Q for further information.
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17-17-17-17
Chesapeake Utilities Corporation and Subsidiaries
Distribution Utility Statistical Data (Unaudited)

	For the Three Months Ended March 31, 2025			For the Three Months Ended March 31, 2024
	Delmarva NG Distribution	Florida Natural Gas Distribution	FPU Electric Distribution	Delmarva NG Distribution	Florida Natural Gas Distribution	FPU Electric Distribution
Operating Revenues (in millions)
Residential	$46.8	$33.4	$12.2	$35.8	$30.4	$11.4
Commercial and Industrial	22.2	51.1	9.5	17.6	50.5	10.8
Other (1)	(1.4)	10.4	1.5	(1.7)	2.9	(2.2)
Total Operating Revenues	$67.6	$94.9	$23.2	$51.7	$83.8	$20.0

Volumes (in Dts for natural gas and MWHs for electric)
Residential	3,099,784	1,493,452	81,003	2,438,154	1,440,378	72,021
Commercial and Industrial	3,956,308	12,646,603	84,284	3,427,173	13,100,179	87,827
Other	90,088	1,712,708	—	89,098	2,329,749	—
Total	7,146,180	15,852,763	165,287	5,954,425	16,870,306	159,848

Average Customers
Residential	104,602	209,640	25,966	100,534	203,498	25,704
Commercial and Industrial	8,521	17,283	7,457	8,397	16,993	7,371
Other	27	127	—	25	100	—
Total	113,150	227,050	33,423	108,956	220,591	33,075

(1) Operating Revenues from "Other" sources include unbilled revenue, under (over) recoveries of fuel cost, conservation revenue, other miscellaneous charges, fees for billing services provided to third parties and adjustments for pass-through taxes.